Exhibit 10.1

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of May 18, 2015 by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), Burlington Coat Factory Holdings, LLC, a Delaware limited liability company (“Parent”), Burlington Stores, Inc., a Delaware corporation, and Thomas A. Kingsbury (“Executive”).

W I T N E S S E T H.

WHEREAS, the Company, Parent (f/k/a Burlington Coat Factory Holdings, Inc., a Delaware corporation) and Executive entered into that certain Employment Agreement, dated as of December 2, 2008, and amended on October 23, 2012 and December 8, 2014 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The definition of “Special Vesting Conditions” appearing in Section 3(g) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Special Vesting Conditions” means the following: (x) for LTIP Awards that are subject solely to time based vesting conditions (“Time Awards”), (I) 100% of such Time Awards shall vest if Executive’s employment is terminated due to death, and (II) a pro rata portion of the portion of each Time Award that would vest on the next regular vesting date for such Time Award shall vest if Executive’s employment is terminated by the Company for a reason other than Cause, by Executive for Good Reason or due to his Disability (with such pro-rated portion being equal to the portion of the period from the later of the date of grant of such Time Award or the last regular vesting date for such Time Award to such next regular vesting that occurs before the termination of the Employment Period and (y) for LTIP Awards that are not subject solely to time based vesting conditions (“Performance Awards”), the vesting provisions described in clause (x), above, shall also be applied, but the portion of the Performance Awards that would otherwise vest pursuant to clause (x) shall vest only to the extent the applicable performance vesting conditions have been achieved at the end of the applicable performance periods (so that no vesting shall occur under this clause (y) until the end of the applicable performance period).”

2.

Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.
3.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.
4.

This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

5.

This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By: /s/ Joyce Manning Magrini

Name: Joyce Manning Magrini

Title: EVP – Human Resources

BURLINGTON COAT FACTORY HOLDINGS, LLC

By: Burlington Holdings, LLC, its Managing Member

By: /s/ Joyce Manning Magrini

Name: Joyce Manning Magrini

Title: EVP – Human Resources

BURLINGTON STORES, INC.

By: /s/ Joyce Manning Magrini

Name: Joyce Manning Magrini

Title: EVP – Human Resources

EXECUTIVE

/s/ Thomas A. Kingsbury

Thomas A. Kingsbury